Exhibit 10.1
BIO-RAD LABORATORIES, INC.
2017 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE
(NON-EMPLOYEE DIRECTOR FORM)

Bio-Rad Laboratories, Inc., a Delaware corporation, (the “Company”), pursuant to its 2017 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Holder”), Restricted Stock Units (“RSUs”) with respect to the number of shares of the Company’s Class A common stock set forth below (the “Shares”). This Restricted Stock Unit Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms used in this Grant Notice shall have the meanings given such terms in the Plan.

Holder:
Grant Date:
Vesting Commencement Date:
Total Number of RSUs:
Award Number:
Vesting Schedule:
100% of the RSUs shall vest on the earlier of the first anniversary of the Vesting Commencement Date or the date of the Company’s next annual meeting of stockholders, subject to Holder continuing to be a Director of the Company or one of its Subsidiaries.

By his or her acceptance of the RSUs through the Company's online acceptance procedure (or by his or her signature and the signature of the Company’s representative below), Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement, and this Grant Notice. Holder has reviewed the Plan, the Restricted Stock Unit Agreement, and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement, and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice, the Restricted or Stock Unit Agreement.

BIO-RAD LABORATORIES, INC.:		HOLDER:
By:	___________________________	By:
Print Name:	___________________________	Print Name:
Title:	___________________________

|US-DOCS\152120238.2||

EXHIBIT A TO
BIO-RAD LABORATORIES, INC.
2017 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, Bio-Rad Laboratories, Inc., a Delaware corporation (the “Company”), has granted to Holder the right to receive the number of Restricted Stock Units (the “RSUs”) under the 2017 Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.
All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.
The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
1.Grant and Vesting of the RSUs. As set forth in the Grant Notice, the Company hereby grants Holder RSUs, subject to all the terms and conditions in this Agreement, the Grant Notice and the Plan. The RSUs shall vest on the Vesting Date set forth on the Grant Notice, subject to Holder's continued service as a Director with the Company or any Subsidiary through the applicable Vesting Date. In the event Holder ceases to be a Director prior to a Vesting Date, the RSUs shall cease vesting immediately upon such cessation of service and the unvested RSUs awarded by this Agreement shall be forfeited. However, no shares of Class A common stock (the “Shares”) shall be issued to Holder until the time set forth in Section 2 below. Prior to the actual issuance of any Shares, such RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company. Only whole Shares shall be issued upon vesting of the RSUs, and the Company shall be under no obligation to issue any fractional Shares to Holder.

2.Issuance of Shares. Shares shall be issued to Holder on or as soon as administratively practicable following each vesting date as set forth in the Grant Notice (the “Vesting Date”) (and in no event later than 2 1/2 months following the end of the calendar year in which such Vesting Date or vesting event occurs. After each Vesting Date the Company shall promptly cause to be issued (either in book-entry form or otherwise) to Holder or Holder’s beneficiaries, as the case may be, Shares with respect to RSUs that became vested on such Vesting Date.

3.Dividend Equivalents. No Dividend Equivalents shall be paid to Holder prior to the Vesting Date; rather, such Dividend Equivalents, if any, will accrue, subject to forfeiture in the event Holder ceases to be a Director prior to the Vesting Date, and be notionally credited to Holder’s RSU account and paid out in the form of additional Shares at the time that the underlying RSUs are paid as set forth in Section 2 above.

4.Acceleration of Vesting. Notwithstanding Section 1 above, pursuant to Section 12.2(d) of the Plan, the RSUs shall become fully vested upon a Change in Control.

5.Taxes.

(a)    Holder acknowledges and agrees that the liability for all any or all income tax or other tax-related items related to Holder’s participation in the Plan and legally applicable to Holder (“Tax-

Related Items”) is Holder’s responsibility. Holder further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares acquired under the Plan and the receipt of dividends or Dividend Equivalents, if any; and (ii) does not commit to and is under no obligation to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate Holder’s liability for Tax-Related Items or achieve any particular tax result.

(b)    This Agreement, the RSUs and payments made pursuant to this Agreement are intended to comply with or qualify for an exemption from Section 409A of the Code and the Treasury Regulations thereunder (“Section 409A”) and shall be interpreted in a manner consistent with that intention. Notwithstanding any other provision of this Agreement, the Company reserves the right, to the extent the Company deems necessary or advisable, in its sole discretion, to unilaterally amend the Plan and/or this Agreement to ensure that all RSUs are awarded in a manner that qualifies for exemption from or complies with Section 409A. This Section 5(b) does not create an obligation on the part of the Company to modify the terms of this Agreement or the Plan or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Code Section 409A if compliance is not practical and does not guarantee that the RSUs or the delivery of Shares upon vesting/settlement of the RSU will not be subject to taxes, interest and penalties or any other adverse tax consequences under Section 409A of the Code. The Company will have no liability to Holder or any other party if the RSU that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

6.Award Not Transferable. This grant of RSUs and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

7.Rights as Stockholder. Neither Holder nor any person claiming under or through Holder will have any of the rights or privileges of a stockholder of the Company with respect to any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Holder (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Holder will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8.Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state, federal, or local law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or other governmental regulatory body, which the Company shall, in its sole and absolute discretion, deem necessary and advisable, (c) the obtaining of any approval or other clearance from any governmental agency that the Company shall, in its absolute discretion, determine to be necessary or advisable, and (d) the lapse of any such reasonable period of time following the date the RSUs vest as the Company may from time to time establish for reasons of administrative convenience. Holder understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Holder agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without Holder’s consent to the extent necessary to facilitate compliance with securities or other laws applicable to the issuance of Shares.

9.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Holder’s participation in the Plan, or Holder’s acquisition or sale of the underlying Shares. Holder understands and agrees he or she should consult with his or her own personal tax, legal and financial advisors regarding Holder’s participation in the Plan before taking any action related to the Plan.
10.Governing Law and Venue. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of the Grant Notice and this Agreement, regardless of the law that might be applied under conflict of laws principles.

For purposes of litigating any dispute that arises under this grant of RSUs or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, agree that such litigation shall be conducted in the courts of Contra Costa County, California, or the federal courts for the United States for the Northern District of California, where this grant is made and/or to be performed.

11.Conformity to Securities Laws. Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the SEC, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12.Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, that, except as may otherwise be provided by the Plan or this Agreement, no amendment, modification, suspension or termination of this Agreement shall adversely effect the RSUs in any material way without the prior written consent of Holder.

13.Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the mail by certified or registered mail, with postage and fees prepaid, addressed to Holder to his or her address shown in the Company records, and to the Company at its principal executive office.

14.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

15.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Holder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

16.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Holder’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Holder to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18.Waiver. Holder acknowledges that a waiver by the Company of breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Holder or any other Holder.

19.Insider Trading/Market Abuse Laws. Holder acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws based on the exchange (if any) on which Shares are listed, and in applicable jurisdictions, including but not limited to the United States, Holder’s country and the designated broker’s country, which may affect Holder’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares under the Plan during such times as Holder is considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Holder placed before he or she possessed inside information. Further, Holder could be prohibited from (i) disclosing the inside information to any third party, which may include fellow directors or any employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Holder acknowledges he or she is responsible for complying with any applicable restrictions and is encouraged to speak to his or her personal legal advisor for further details regarding any applicable insider trading and/or market abuse laws in Holder’s country.

20.Recovery of Compensation. As an additional condition of receiving this Award, Holder agrees that the RSU and any proceeds or other benefits Holder may receive hereunder shall be subject to forfeiture and/or repayment to the Company to the extent and in the manner required (i) to comply with any requirements imposed under Applicable Law and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, including, without limitation, pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (collectively, the “Rules and Regulations”) and (ii) under the terms of any policy adopted by the Company as of the date hereof or as may be amended from time to time to comply with Applicable Law or the Rules and Regulations (and such requirements shall be deemed incorporated into this Agreement without the consent of Holder). Further, if Holder receives any amount in excess of what Holder should have received under the terms of the RSU for any reason (including without limitation by reason of a financial restatement, mistake in calculations or administrative error), all as determined by the Administrator, then Holder shall be required to promptly repay any such excess amount to the Company. For purposes of the foregoing, Holder expressly and explicitly authorizes the Company to issue instructions, on Holder’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold Holder’s Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company. This Section 20 is not the Company’s exclusive remedy with respect to such matters.
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